UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2014
Date of Report (Date of earliest event reported)

DIRECTV
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)
2260 East Imperial Highway
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 964-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
On October 1, 2014, DIRECTV and the National Football League (“NFL”) jointly issued a press release announcing that they have entered into an agreement renewing and extending DIRECTV’s rights to exclusively distribute the NFL Sunday Ticket service (the “NFL Agreement”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Pursuant to Section 6.1(d) of the Agreement and Plan of Merger by and among DIRECTV, AT&T Inc. (“AT&T”) and Steam Merger Sub LLC dated as of May 18, 2014, which was filed as Exhibit 2.1 to the Form 8-K of DIRECTV filed with the Securities and Exchange Commission (“SEC”) on May 19, 2014 (“Merger Agreement”), DIRECTV agreed to enter into a contract providing for exclusive distribution rights for “NFL Sunday Ticket” service substantially on the terms and conditions discussed between representatives of DIRECTV and AT&T. The failure by DIRECTV to enter into or maintain in effect such contract on such terms would have given AT&T a right to terminate the Merger Agreement or not consummate the merger provided for in such agreement. AT&T has confirmed to DIRECTV that the NFL Agreement satisfies the requirements of Section 6.1(d) of the Merger Agreement, so that AT&T no longer has the right of termination provided for in such Section. The Merger Agreement otherwise remains in effect in accordance with its terms, as summarized in the Form 8-K referred to above and in the DIRECTV proxy statement dated August 20, 2014 filed with the SEC on August 21, 2014.
This Current Report on Form 8-K includes certain statements that the Company believes are, or may be considered to be, “forward looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward looking statements generally can be identified by statements that include the phrases “estimates”, “believes” and “expects” or other similar statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated October 1, 2014, jointly issued by DIRECTV and the National Football League

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date: October 1, 2014	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel

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